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                                                                    Exhibit 3.2

                              BYLAWS
                                OF
                    ACCURATE ASSESSMENTS, INC.

                             ARTICLE I.

                              OFFICES

     Section 1. The principal office of the Corporation shall be in 405 North 115th Street, Omaha, Nebraska. The Corporation may have such other offices, either within or without the State of Iowa, as the board of Directors may designate or as the business of the Corporation may require from time to time.

     Section 2. The registered office of the Corporation may be, but need not be, identical with any of its places of business in the State of Iowa. The designation of the Corporation's registered agent and the designation of the address of the Corporation's registered office may be changed from time to time by the Board of Directors.

                              ARTICLE II.

                             SHAREHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the 5th day of the month of February, beginning with the year 1996, at 10:00 o'clock a.m., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Iowa, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, the President, the Board of Directors or the holders of at least ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting if such holders sign, date, and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which the meeting is to be held.

     Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place for holding of such meeting. If no

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designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

     Section 4. NOTICE OF MEETING. Oral, written, or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than sixty (60) days before the date of the meeting, personally; by telephone, telegraph, teletype or other form of wire or wireless communication; by mail or private carrier, by or at the direction of the Chief Executive Officer, the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Written notice is effective at the earliest of the following:

     (a)    when received;

     (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed;

     (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Notice of a special meeting of shareholders must include a description of the purpose or purposes for which the meeting is called. Only business with the purpose or purposes described in the notice of a special meeting may be conducted at a special shareholders' meeting.

     Section 5. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of their shares so represented may adjourn the meeting from time to time. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 6. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 7. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

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     Section 8.  VOTING OF SHARES BY CERTAIN HOLDERS.  Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the Board of Directors of such corporation may prescribe. The shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. However, the Corporation may vote its own shares or the shares owned by others, held by the Corporation in a fiduciary capacity.

     Section 9. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting or vote and without prior notice if one or more consents in writing describing the action taken are signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the Corporation for inclusion in the minutes or for filing with the corporate record. A written consent shall bear the date of the signature of each shareholder who signs the consent, and no written consent is effective to take the corporate action referred to in the consent unless, within sixty (60) days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders are delivered to the Corporation.

                                    ARTICLE III.

                                 BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

     Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be not less than 2 nor more than 5, and the initial Board of Directors shall consist of 2 Directors selected by the shareholders at their first meeting. Directors need not be shareholders and shall serve until the next annual shareholders' meeting following their election and until their successors are elected and qualified.

     Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

     Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the President, or any two

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Directors. The person or persons authorized to call special meetings of the
Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. NOTICE OF SPECIAL MEETINGS. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or mailed to each Director at his business address, delivered by telegram or transmitted by telefacsimile to the Director's business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If transmitted by telefacsimile, such notice shall be deemed delivered when evidence of a completed transmittal is received by the sender. Appearance of any Director at a meeting shall constitute a waiver of notice of such meeting to such Director, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. In such case, the objecting Director must state his or her objection at the beginning of the meeting or promptly upon arrival, and must not vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 6.  QUORUM.  A majority of the number of Directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     Section 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A Director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless one or more of the following occurs:

     (a) The Director objects at the beginning of the meeting or promptly upon the Director's arrival to holding the meeting or transacting business at the meeting.

     (b) The Director's dissent or abstention from the action taken is entered in the minutes of the meeting.

     (c) The Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

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     Section 8.  VACANCIES.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. The term of a Director elected to fill a vacancy expires at the next shareholders' meeting at which Directors are elected. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.


     Section 9. COMPENSATION. By resolution of the Board of Directors the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 10. CONTRACTS WITH INTERESTED DIRECTORS. A contract by and between the Corporation and a Director of the Corporation shall not be void, provided (1) the contract is approved by a majority of the other Directors who have no personal interest in the contract, and (2) the Director involved or interested in the contract abstains from the decision of the Board of Directors approving the contract.

                                 ARTICLE IV.

                                  OFFICERS

     Section 1. NUMBER. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (the number therof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. The Secretary shall prepare the minutes of the Directors' and shareholders' meetings and shall authenticate the records of the Corporation.

     Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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     Section 4.  VACANCIES.  A vacancy in an office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    Section 5. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors of the Corporation. The Chief Executive Officer may sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6. THE VICE PRESIDENT. In the absence of the President or in the event of his or her death, inability or refusal to act, the Executive
Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, in the absence of the Chief Executive Officer or President, with the Secretary or an Assistant Secretary, any certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, by the President, or by the Board of Directors.

     Section 7. THE SECRETARY. The Secretary shall: (a) prepare and keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) authenticate and be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corpo-

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ration is affixed to all documents the execution of which on behalf of the
Corporation under its seal is duly authorized; (d) keep an alphabetical list of shareholders, including each shareholder's address and number of shares;
(e) sign with the Chief Executive Officer, or in the absence of the Chief Executive Officer, with the President or Vice President, or other officer designated by the Board of Directors in accordance with these Bylaws, any certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, by the President, or by the Board of Directors.

     Section 8. THE ASSISTANT SECRETARY. In the absence of the Secretary, the Assistant Secretary shall perform the duties of the Secretary and when so acting shall have the powers of and be subject to all of the restrictions placed upon the Secretary, and shall perform such other duties as from time to time may be assigned to him or her by the Secretary, by the Chief Executive Officer, by the President, or by the Board of Directors.

     Section 9. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, by the President, or by the Board of Directors.

     Section 10. THE ASSISTANT TREASURER. In the absence of the Treasurer, the Assistant Treasurer shall perform the duties of the Treasurer and when so acting shall have the powers of and be subject to the restrictions placed upon the Treasurer, and shall perform such other duties as from time to time may be assigned to him or her by the Treasurer, by the Chief Executive Officer, by the President, or by the Board of Directors.

     Section 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                                 ARTICLE V.

                             RECORDS AND REPORTS

     Section 1. CORPORATE RECORDS. The Corporation shall maintain, in written form or in another form capable of conversion into written form within a reasonable time, the following corporate records:

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     (a)    Minutes of all meetings of the shareholders and Board of
Directors, records of all actions taken by the shareholders or Board of Directors without a meeting, and records of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

     (b)    Appropriate accounting records.

     (c) A record of the Corporation's shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and class of shares held by each.

     (d) Copies of the Articles of Incorporation or Restated Articles of Incorporation and all amendments thereto currently in effect; and Bylaws or Restated Bylaws and all amendments thereto currently in effect.

     (e) Copies of resolutions adopted by the Board of Directors creating one or more classes or series of shares, if shares issued pursuant to such resolutions are outstanding.

     (f) Copies of all written communications to shareholders within the past three years, including the financial statements described in Section 4 of this Article V.

     (g) A list of the names and business addresses of the Corporation's current Directors and officers.

     (h) A copy of the most recent annual report filed with the Secretary of State of the State of Iowa.

     Section 2. FINANCIAL STATEMENTS FOR SHAREHOLDERS. The Corporation shall prepare annual financial statements that include a balance sheet as of the end of the fiscal year and an income statement for that year, and shall furnish such statements, at its expense, upon written requests from shareholders. If the annual financial statements are reported upon by a public accountant, that report will accompany the financial statements provided to shareholders.

     Section 3. OTHER REPORTS TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to a Director in connection with a proceeding by or in the right of the Corporation, or if the Corporation issues or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report such occurrences in writing to the shareholders with or before the notice of the next shareholders' meeting.

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                                ARTICLE VI.

                 CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. CHECKS, DRAFTS, AND OTHER ORDERS FOR THE PAYMENT OF MONEY. All checks, drafts or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                   ARTICLE VII.

                    CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. CERTIFICATES FOR SHARES. If the issued shares of the Corporation are represented by certificates, such certificates shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, or in the Chief Executive Officer's absence, by the President or a Vice President, and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

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     Section 3.  RESTRICTIONS ON TRANSFER OF SHARES.  Before any shares of the
Corporation shall be sold or transferred, the holder thereof shall first offer the same to the Corporation and give the Corporation thirty (30) days' notice in writing of the intention of said shareholder to sell his shares.
The Corporation shall have the first right to purchase said shares from the holder thereof at the bona fide price for which the holder intends to sell. After said thirty-day period, if the Corporation has not exercised the right to purchase said shares, the shareholders of the Corporation, other than the selling shareholder, shall have the first option for a period of thirty (30) additional days to purchase said shares from the holder thereof at the bona fide price for which he intends to sell. Shareholders shall have the option to purchase said shares in proportion to their ownership of shares in the Corporation; provided, however, that if one of the shareholders with such rights does not desire to purchase, the other shareholders shall have the right, in proportion to their respective holdings, to purchase his or her share. No shares shall be sold by the holder thereof to any person or persons other than to the Corporation or to other shareholders of the Corporation until the shares have been offered to such persons as provided above. Any restrictions on transfer of shares must be noted conspicuously on share certificates or on the Corporation's written statement where the shares are not represented by certificates.

     Section 4. SHARES NOT REPRESENTED BY CERTIFICATES. The Board of Directors of the Corporation may authorize the issue of some or all of the shares of any or all classes or series of shares without certificates. The authorization does not affect shares already represented by certificates until such shares are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send to the shareholder a written statement of the information otherwise required by law to be stated on share certificates, namely the following:

     (a) The name of the Corporation and that the Corporation is organized under laws of the State of Iowa.

     (b)    The name of the person to whom the shares re issued.

     (c) The number of class of shares and the designation of the series, if any.

     Any restriction o the transferability of the shares must be noted conspicuously on the written statement with the following legend:

     "The sale, transfer, or encumbrance of the shares represented by this written statement is subject to an Agreement dated ________________, among the Company and all of its Shareholders. A copy of the Agreement is on file in the office of the Secretary of the Company. The Agreement provides, among other things, for certain obligations to sell and to purchase the shares of stock evidenced by this written statement for a designated purchase price. By accepting the shares of stock evidenced by this written statement, the holder agrees to take said shares subject to and be bound by said Agreement."

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                                 ARTICLE VIII.

                                INDEMNIFICATION

     Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the person had reasonable cause to believe that his or her conduct was unlawful.

     Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought or to another court of competent jurisdiction shall determine upon application, that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses the court shall deem proper.

     Section 3. To the extent that a director, officer, employee or agent of the Corporation has been wholly successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 hereof, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection therewith.

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     Section 4.  Any indemnification under Sections 1 and 2 hereof, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 hereof. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directed, by independent legal counsel in a written opinion, or by the shareholders, as the case may be.

     Section 5. Expenses incurred in defending a civil or criminal action, sit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 4 hereof upon receipt of an undertaking by the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this section.

     Section 6. No provision for the Corporation to indemnify a director who is made a party to a proceeding, whether contained in the Articles of Incorporation, the Bylaws, a resolution of shareholders or directors, an agreement, or otherwise, shall be valid unless consistent with this Bylaw. Nothing contained in this Bylaw shall limit the Corporation's ability to reimburse expenses incurred by a director in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     Section 7. For purposes of this Bylaw, (i) the Corporation shall be deemed to have requested a director to serve an employee benefit plan when the performance by him or her of his or her duties to the Corporation also imposes duties on , or otherwise involves services by him or her to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines, and (iii) action taken or omitted by a director with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     Section 8. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or who was a director, officer, employee, or agent of the Corporation, or who is or who was serving at the request of the corporation as an officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this section.

     Section 9. Any indemnification of a Director in accordance with this Bylaw, including any payment or reimbursement of expenses, shall be reported in writing to the shareholders with the notice of the next shareholders' meeting or prior to such meeting.

                                 ARTICLE IX.

                                 FISCAL YEAR

     The fiscal year of the Corporation shall be January 1 to December 31.

                                 ARTICLE X.

                                 DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding share sin the manner and upon the terms and conditions provided by law.

                                  ARTICLE XI.

                                    SEAL

     The Board of Directors may provide a corporate seal and shall have inscribed thereon the name of the Corporation, the state of incorporation, an the words "Corporate Seal".

                                   ARTICLE XII.

                                 WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, delivered to the Corporation for inclusion in the minutes or filed with the Corporate records, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XIII.

                                    AMENDMENTS

     These By Laws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that these Bylaws shall not be amended without the unanimous consent of the Directors unless ten (10) days' written notice of any meeting called for the purpose of amending the Bylaws is delivered to each Director.

     Approved and adopted by the Directors of the Corporation as of this 18th day of March, 1993.



                                            /s/ William C. Allen
                                            ----------------------------------
                                            William C. Allen
                                            Director



                                            /s/ William Azevedo
                                            ----------------------------------
                                            William Azevedo
                                            Director